EXHIBIT NO. 10.136

                         AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT, made as of the 2nd day of February, 1998 (the "Effective Date"), by and between BREL ASSOCIATES XIV, L.P., a New York limited partnership, having an office at c/o Banque Nationale de Paris, 499 Park Avenue, New York, New York 10022 (hereinafter referred to as "Seller"), and MACK-CALI REALTY, L.P., 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter referred to as "Purchaser").

                                               W I T N E S S E T H :

         WHEREAS, Seller is the owner of certain land(s), building(s) and improvements (hereinafter collectively referred to as the "Property") situated in the Borough of Fort Lee, County of Bergen, New Jersey, being commonly known as 2115 Linwood Avenue, as more particularly described in Exhibit "A" annexed hereto and made a part hereof; and

         WHEREAS, Seller desires to sell the Property and Purchaser desires to purchase the Property on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises herein made, it is agreed as follows:

         1. SALE AND PURCHASE. Seller agrees to sell and Purchaser agrees to purchase the Property, including any and all easements, rights of way, privileges, appurtenances and rights belonging to or inuring to the benefit of said Property and any fixtures and personal property presently located at the Property used in connection with the current operation of the Property, for the Purchase Price (as hereinafter defined) and upon the terms and conditions hereinafter provided. Seller reserves the right to remove from the Property prior to the Closing (hereinafter defined) all wall partitions not installed in the Property and all furniture and any other personal property located at the Property not belonging to any tenants or occupants thereof.

         2. PURCHASE PRICE. The purchase price of the Property shall be $5,000,000 Dollars (the "Purchase Price") payable by Purchaser as follows:

                  A. Upon execution and delivery of this Agreement, by depositing with Wolff & Samson, P.A., Seller's Attorney (the "Escrow Agent"), a sum equal to $500,000 Dollars by a good, unendorsed certified or official bank check drawn on an account of Purchaser, subject to collection, payable to the order of the Escrow Agent or, at Purchaser's election, by a bank wire transfer of immediately available funds to an account or accounts designated by Escrow Agent (the "Deposit"), which Deposit shall be maintained by Escrow Agent pursuant to the provisions of Paragraph 29 of this Agreement.

                  B. (i) At the closing of title, by paying to Seller the balance of the Purchase Price by a wire transfer of immediately available funds of Purchaser at a federal or state chartered bank or reputable, domestic lending institution, subject to the adjustments and prorations described in Paragraph 16 of this Agreement.

                           (ii) If Purchaser shall fail to deliver the Deposit
in accordance with (A) above, or if Escrow Agent shall be unable immediately to collect on such Deposit, such failure or inability shall constitute a default by Purchaser, and this Agreement shall terminate and neither party shall have any further obligation or liability to the other except as may otherwise be provided for herein.

         3. CLOSING DOCUMENTS.

                  A. At the Closing, Seller shall execute and deliver to Purchaser (i) a Bargain and Sale deed; (ii) an affidavit of title, the form and substance of which shall be subject to the reasonable approval of Purchaser's title insurance company; (iii) an assignment and assumption of Seller's interest in the property management agreement or service contracts referred to in Paragraph 8 hereof ("Assignment and Assumption of Contracts") in form satisfactory to the parties; (iv) an affidavit by Seller that Seller is not a "foreign person" within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder; (v) a letter of non-applicability from the New Jersey Department of Environmental Protection to the effect that the Property is exempt from the application of the Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq.; and
(vi) such documents and/or instruments as may be reasonably required by Purchaser's attorney or Purchaser's title insurance company to effectuate the within transaction. The deed and any other documents which are intended to be recorded shall be executed and acknowledged in a manner property for recordation.

                  B. At the Closing, the Purchaser shall execute and deliver to Seller (i) the balance of the Purchase Price; (ii) the Assignment and Assumption of Contracts; and (iii) such documents and/or instruments as may reasonably be required by Seller's attorney or Purchaser's title insurance company to effectuate the within transaction.

         4. TITLE.

                  A. Purchaser, at its expense, shall obtain a title insurance binder from a title insurance company doing business in the State of New Jersey insuring marketable title (as hereinafter defined) to the Property. For the purposes of this Agreement, "marketable title" shall be deemed to be such title as any title insurance company doing business in the State of New Jersey shall insure at standard rates and subject only to the usual printed exceptions and to the Permitted Encumbrances set forth on Exhibit "B" annexed hereto (the "Permitted Encumbrances"). Purchaser shall, by no later than ten (10) days after the Effective Date, forward to Seller a copy of its title insurance binder and specify in writing any alleged defects set forth in said binder ("Title Obligations"), failing which Purchaser shall be deemed to have waived all Title Objections, TIME BEING OF THE ESSENCE as to Purchaser's obligation to so notify Seller. Within two (2) business days following Seller's receipt of said binder and notice of any Title Objections, Seller shall have the right (without being obligated or required to commence litigation or to incur any expenditure of monies), (i) to agree to cause any Title Objection to be removed as a title exception prior to Closing, (ii) to cause another title company to insure marketable title in accordance herewith; or (iii) to take no action with respect to any Title Objections. If Seller causes marketable title to be insured for the Property, Purchaser shall be required to complete the purchase of the Property as herein provided. Seller may, if it so elects, postpone the Closing for a period not to exceed sixty (60) calendar days in order to cure a Title Obligation. If Seller is unable or unwilling to cause marketable title to be insured for the Property, then Purchaser shall have the right, at its sole option, either to (i) waive the Title Objections and accept such title as Seller is able to convey without any diminution in the Purchase Price, or (ii) terminate this Agreement.

                  B. Purchaser shall make its election to accept such title as Seller shall be able to convey or to terminate this Agreement by no later than the end of the Due Diligence Period. If Purchaser shall fail to so notify Seller, then Purchaser shall be deemed to have elected to waive the Title Objections and accept title without any abatement or reduction in the Purchase Price.

                  C. Except for any liens affecting the Property in an amount not to exceed $150,000.00 which were caused by the direct acts of Seller, Seller shall have no obligation to expend any amounts due to any lienholder of the Property which are necessary to obtain a release or discharge of such lien in order to cure a Title Objection. To the extent Seller agrees to pay any such sum(s) of money for such purpose, then, at the option of Seller, such sum(s) may be paid at the Closing from the Purchase Price. In the event any liens affecting the Property become of record after delivery of the Title Objections which Seller is not required to discharge as provided for above, then Purchaser's sole remedy is to either (i) accept such title as Seller is able to convey without diminution of the Purchase Price or (ii) terminate this Agreement, in which event Seller shall reimburse Purchaser for its actual costs for title searches, survey and legal fees, but not to exceed $5,000.00 in the aggregate.

                  D. It is understood and agreed that Seller acquired the Property at a foreclosure sale and acquired title thereto by way of a Sheriff's Deed executed and delivered by the Bergen County Sheriff, a copy of which is annexed hereto as Exhibit C. It is further understood and agreed that the Deed conveying title to the Property shall convey the same quality of title as that conveyed to Seller by such Sheriff's Deed.

         5. POSSESSION; TENANCIES.

                  A. Seller shall deliver to Purchaser, and Purchaser shall accept from Seller, vacant possession of the Property at the Closing, free of all tenants or occupants.

                  B. (i) Purchaser acknowledges that the civil action, Borough of Fort Lee vs. Fort Lee Headquarters Limited Partnership, Red Rock Holdings, Ltd., Banque National de Paris and DBR Management, Inc. has been adjudicated in the Superior Court of New Jersey, Chancery Division, Bergen County, Docket No. BER-C-325-95E (the "Borough Litigation"), pursuant to which the Court terminated any alleged occupancy rights by the Borough and the Borough has vacated the Property. Notwithstanding the foregoing, Seller reserves the right, and shall have the right, without interference from Purchaser, to continue to pursue its action for monetary relief or damages against the Borough and no such portion of the Borough Litigation will be assigned to Purchaser. This provision shall survive the Closing.

                           (ii) Seller represents that there are no tenants or
occupants of the Property as of the Effective Date and Seller covenants not to grant any leases after the Effective Date.

         6. RISK OF LOSS AND CONDEMNATION.

                  A. Seller assumes the risk of any material loss or damage to the Property beyond ordinary wear and tear until delivery of the deed to Purchaser at Closing. If, after the Effective Date, any material portion of the Property is destroyed or damaged as a result of fire or other casualty (meaning a casualty the cost of which to repair exceeds $500,000.00), and such repair shall not have been completed prior to Closing, Seller or Purchaser shall have the right to terminate this Agreement by delivery of written notice to the other party within ten (10) calendar days of such casualty, in which event the Escrow Agent shall return the Deposit to Purchaser and, except as provided for herein, all rights obligations and liabilities of the parties hereto shall thereupon terminate. If Purchaser does not have a right to terminate this Agreement or, having a right to terminate this Agreement, elects not to terminate this Agreement, then at Closing, Seller shall pay over or assign to Purchaser all insurance proceeds recovered by Seller and not theretofore used to repair or restore the Property, less any expenses incurred by Seller in seeking recovery of such insurance proceeds; provided, however, Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to the amount of any deductible maintained by Seller.

                  B. If prior to Closing all or substantially all of the Property shall be condemned or taken as the result of the exercise of the power of eminent domain, then this Agreement shall be null and void and of no further force and effect, in which event Escrow Agent shall return the Deposit to Purchaser. If prior to the Closing, less than all or substantially all of the Property shall be condemned or taken as the result of the exercise of the power of eminent domain, and Purchaser in its reasonable judgment shall determine that
(i) the remaining portion of the Property is not suitable for the continued use of the Property as an office building, then Purchaser may terminate this Agreement within five (5) calendar days after receipt of notice thereof or at the Closing, whichever is earlier, in which event Escrow Agent shall return the Deposit to Purchaser without further liability hereunder on the part of either party except as provided for herein, or (ii) the remaining portion of the Property is suitable for the continued use of the Property, then Seller shall be entitled to any award resulting from any condemnation proceeding, but Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to said proceeds up to the amount of the Purchase Price unless such condemnation proceedings shall be pending on the day of Closing, in which event there shall be no such credit and, at Closing, Seller shall assign all of its rights and interest in said proceedings to Purchaser.

         7. REPRESENTATIONS.

                  A. The acceptance of the deed to the Property by Purchaser shall be deemed an acknowledgment by Purchaser that Seller has fully complied with, or that Purchaser has waived its right to demand compliance with, all of Seller's obligations hereunder, and that Seller shall have no further liability with respect to any of its representations, warranties, covenants or agreements under this Agreement. All representations made by Seller hereunder or elsewhere in this Agreement are true and correct to the best of Seller's knowledge and belief. No representation, warranty, covenant or agreement of Seller shall survive the Closing.

                  B. Seller's Representations. In order to induce Purchaser to enter into this Agreement, Seller represents that:

                           (i) Seller and the person executing this Agreement on
behalf of Seller have the right, power and authority to enter into this Agreement and to fulfill its terms; and

                           (ii) The execution, delivery and performance of this
Agreement in accordance with its terms does not violate any contract, agreement, commitment, order, judgment, decree, law, regulation or ordinance to which Seller is a party or by which it is bound and constitutes a legal valid and binding obligation of Seller.

                           (iii) Seller shall continue to maintain liability and
casualty insurance on the Property until the Closing and shall provide evidence thereof to Purchaser.

                  C. Purchaser's Representations. In order to induce Seller to enter into this Agreement, Purchaser warrants and represents that:

                           (i) Purchaser and the person executing this Agreement
on behalf of Purchaser have the right, power and authority to enter into this Agreement and to fulfill its terms; and

                           (ii) The execution, delivery and performance of this
Agreement in accordance with its terms does not violate any contract, agreement, commitment, order, judgment, decree, law, regulation or ordinance to which Purchaser is a party or by which it is bound and constitutes a legal, valid and binding obligation of Purchaser.

                           (iii) Purchaser represents that Purchaser is a
sophisticated and
experienced purchaser of properties, such as the Property, and has been duly represented by counsel in connection with the negotiation of this Agreement and the purchase of the Property.

         8. CONDITION OF THE PROPERTY; OPERATION OF THE PROPERTY.

                  A. Purchaser acknowledges and agrees (i) that Purchaser has examined and/or subject to Paragraph 9 hereof, shall have the right to examine, the Property and is familiar with the condition thereof including any mechanical or structural defects at the Property; (ii) that except as expressly set forth in this Agreement, neither Seller, nor the employees, agents or attorneys of Seller have made any verbal or written representations or warranties whatsoever to Purchaser, either express or implied; and (iii) that Purchaser has not relied on any representations or warranties except those expressly set forth in this Agreement. Specifically, without limitation, no representations or warranties have been made to Purchaser with respect to: (i) the physical condition of the Property; (ii) the environmental condition of the Property; (iii) the applicability to the Property of any particular statues, laws, codes, ordinances, regulations or rules, or the compliance of the Property therewith, including, without limitation, zoning, building and health codes, regulations and ordinances; and (iv) the expenses of or in respect of the Property. Purchaser agrees to accept the Property "AS-IS, WHERE-IS and WITH ALL FAULTS" at the Closing, including any latent or patent defects in or affecting the Property. Purchaser and any person or entity claiming by or under Purchaser, shall at the Closing be deemed to have released Seller and its affiliates, employees, officers, directors, representatives and agents from any and all claims, costs, losses, liabilities, damages, expenses, demands or causes of action now or hereafter arising from or related to any matter of any kind or nature relating to the Property.

                  B. From and after the Effective Date until the Closing, Seller shall maintain the Property in its present condition, subject to ordinary wear and tear, except as provided for herein. Seller represents that the day to day operation and maintenance of the Property is presently in the care, custody and control of Quinlan Properties, L.P. ("Quinlan") pursuant to a written property management agreement dated May 20, 1996, a copy of which has been delivered to Purchaser. Purchaser may, at its election, assume Seller's obligations under said management agreement or request that Seller cancel such management agreement at the Closing. Seller shall be responsible for any cancellation penalty incurred as a result of such cancellation. To the best of Seller's knowledge, there are no service contracts presently in effect which are not terminable, without penalty, on thirty (30) calendar days' written notice. Purchaser may, at its election, assume Seller's obligations under said service contracts or request that Seller cancel such service contracts at the Closing. A list of all such service contracts is annexed hereto and made a part hereof as Exhibit D.

                  C. From and after the Effective Date until the Closing, Seller shall not, without the prior written consent of Purchaser, which consent Purchaser agrees it shall not unreasonably withhold or delay, enter into any new service contract unless the same shall not be binding on Purchaser after the Closing or shall be cancelable, without penalty, upon not more than thirty (30) calendar days' written notice (unless Purchaser, in its sole discretion, elects to accept the same).

         9. DUE DILIGENCE REVIEW.

                  A. From and after the Effective Date until 5:00 P.M. (New York time) on the first business day which is fifteen (15) days after the Effective Date or sooner if Seller and Purchaser mutually agree (such period being hereinafter referred to as the "Due Diligence Period"), Purchaser and Purchaser's agents, at Purchaser's sole cost and expense, shall have the right to enter upon the Property in order to make such physical inspection of the Property as Purchaser deems reasonably necessary and appropriate. If any inspections are performed on the Property, Purchaser shall keep the Property in, or restore the Property to, its physical condition as of the Effective Date. Prior to such entry or inspection, Purchaser, or its designated representatives or agents who will perform such inspections, (i) shall obtain liability insurance in form, substance, coverage and amounts reasonably acceptable to Seller and (ii) shall deliver certificates of such insurance to Seller. Such insurance shall continue until the Closing. Notwithstanding anything to the contrary set forth in the foregoing, in exercising its rights under this Paragraph, Purchaser shall not interfere otherwise with the normal operation, use, occupancy, management or maintenance of the Property.

                  B. Purchaser agrees to indemnify and hold Seller harmless from and against any claim, suit or damage arising out of Purchaser's entry and/or inspections on or about the Property. Such indemnity shall survive any termination of this Agreement.

                  C. In the event that any such examinations, reviews and/or inspections cause Purchaser, in its sole discretion, to believe that the Property is not suitable for Purchaser's purposes, then Purchaser may, at any time during the Due Diligence Period, terminate this Agreement by giving written notice of such termination to Seller, whereupon the parties hereto shall be released from any and all liability and obligation hereunder, except as expressly provided herein, and the Deposit shall be returned to Purchaser forthwith.

                  D. In the event Purchaser does not terminate this Agreement on or prior to the last day of the Due Diligence Period as provided herein, as to which date TIME IS OF THE ESSENCE, Purchaser shall no longer have the right to terminate this Agreement but shall have the continued right until Closing to inspect, survey and make other examinations of the Property, subject in all cases to Purchaser's indemnification and restoration obligations set forth in this Paragraph 9.

                  E. In the event Purchaser does not cancel this Agreement at the end of the Due Diligence Period, Purchaser shall be deemed to have (i) represented and warranted that it has inspected all of the Property and the Property Documents and that in such inspection Purchaser has not discovered any material matter which would form the basis for a claim by Purchaser that the Property is not in the condition agreed to or that Seller has breached any representation, warranty, covenant or agreement of Seller made in this Agreement relating to the Property or the Property Documents and that Purchaser has no actual knowledge of any such matter and (ii) waived any claim that Purchaser may have against Seller and released Seller from any such claim now or hereafter arising from or related to any matter of any kind or nature relating to the Property.

                  F. Upon termination of this Agreement, neither party shall have liability to the other, except that (i) Purchaser's indemnification and restoration obligations set forth herein shall survive as set forth in such provisions, (ii) Purchaser shall be obligated to deliver to Seller any reports that were performed by or on behalf of Purchaser with respect to the Property, and (iii) Purchaser shall return all copies of all confidential information furnished to Purchaser or Purchaser's agents by Seller.

                  G. Upon the execution and delivery of this Agreement by Seller and Purchaser, or as soon thereafter as reasonably possible, in addition to those materials heretofore provided to Purchaser by Seller or the Broker (as hereinafter defined), Seller shall make available, or cause Quinlan to make available, to Purchaser for its inspection during normal business hours at Quinlan's offices those documents in Seller's possession affecting the ownership and operation of the Property (the "Property Documents"). Purchaser, at its sole cost and expense, may make copies of the Property Documents but may not remove the originals from Quinlan's offices. Contemporaneously with the delivery of copies of the Property Documents, Purchaser shall sign an inventory list of the copies of the Property Documents so delivered to Purchaser for Purchaser's inspection and/or copying, acknowledging receipt of such Property Documents.

                  H. Purchaser acknowledges that all information in respect of the Property furnished, or to be furnished, to Purchaser has been and will be so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, Purchaser shall, and shall cause its directors, officers and other employees and representatives to hold in strict confidence, and not disclose to any other party without the prior written consent of Seller until the Closing shall have been consummated, any of the information in respect of the Property delivered to Purchaser by Seller or any of its agents, representatives or employees. In the event the Closing does not occur and this Agreement is terminated, Purchaser shall promptly return to Seller all originals and copies of all such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Purchaser may disclose such information (i) on a need-to-know basis to its employees or members of professional firms serving it in connection with this transaction,
(ii) as is requested by a reputable institutional lender in connection with any financing of the purchase of the Property, and (iii) as any governmental agency may require in order to comply with applicable laws or regulations; provided, however, that all such individuals and/or entities shall agree in writing to be bound by the confidentiality provisions of this Agreement and that Purchaser shall indemnify Seller with respect to any breach of such agreement by any such person and/or entity. The provisions of this Section shall survive the Closing or earlier termination of this Contract.

         10. MUNICIPAL INSPECTION. Purchaser, at its sole expense, shall be responsible to obtain a Certificate of Occupancy and/or all other municipal certificates or approvals that may be required to convey the Property, to occupy the Property, or to maintain business operations thereon.

         11. NO FINANCING CONTINGENCY. Purchaser represents and warrants that the consummation of this transaction by Purchaser is not contingent or conditioned upon Purchaser's obtaining any financing and that Purchaser has, or will have at the time of Closing, sufficient cash to complete the purchase.

         12. ASSESSMENTS. If at the Closing the Property or any part thereof shall be or shall have been affected by any assessments which are or may become payable in annual installments of which the first installment is then due or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after the delivery of the deed, shall be assumed by Purchaser. The cost of all other assessments for work commenced after the date of this Agreement will be borne by Purchaser.

         13. CLOSING OF TITLE. The closing of title (the "Closing") shall take place on the first business day which is thirty (30) days after the expiration of the Due Diligence Period (the "Closing Date"), at 11:00 A.M. at the offices of Wolff & Samson, 5 Becker Farm Road, Roseland, New Jersey 07068, or at such other location reasonably acceptable to the parties.

         14. ASSIGNMENT. This Agreement may not be assigned by Purchaser without the prior written consent of Seller.

         15. BROKERAGE. Each party represents and warrants to the other that it dealt with no broker or other person entitled to claim fees for such services in connection with the negotiation, execution and delivery of this Agreement other than CB Commercial Real Estate Group, Inc. and Plawker Real Estate, Inc. (collectively, the "Broker"). Seller agrees to pay Broker a commission pursuant to a separate agreement with Broker. Based upon the aforesaid warranty and representation, each party agrees to defend, indemnify and hold the other party harmless from and against any and all claims for finders' fees or brokerage or other commissions which may at any time be asserted against the indemnified party founded upon a claim that the substance of the aforesaid representation of the indemnifying party is untrue, together with any and all losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, relating to such claims or arising therefrom or incurred by the indemnified party in connection with this indemnification provision. The provisions of this Paragraph 15 shall survive the Closing.

         16. CLOSING ADJUSTMENTS AND COSTS.

                  A. The following shall be apportioned and adjusted as of 11:59 p.m. of the day before the Closing and the net amount thereof shall be added to or deducted from, as the case may be, the Purchase Price to be paid at Closing:

                           All items of income and expense, real estate taxes
and sewer rents, if any, fuel, electricity, gas, water, service contracts and other similar expenses.

                  B. All recording fees for the Deed, the realty transfer fee and all title insurance search fees and premiums shall be paid by Purchaser. Each party shall pay the fees of its respective counsel.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto. No variations or modifications of or amendments to the terms of this Agreement shall be binding unless reduced to writing and signed by the parties hereto.

         18. COUNTERPARTS. This Agreement may be signed in counterparts, all of which when taken together shall constitute a single agreement.

         19. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns, except as otherwise provided herein.

         20. CONSTRUCTION. The interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey. Seller and Purchaser agree that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments to exhibits thereto.

         21. FURTHER ASSURANCES. Each party agrees that at any time or from time to time upon written request of the other party, it will execute and deliver all such further documents and do all such other acts and things as may be reasonably required to confirm or consummate the within transaction.

         22. CAPTIONS. The captions preceding the paragraphs of this Agreement are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         23. NOTICES. All notices required to be given pursuant to this Agreement shall be sent by certified mail, return receipt requested or by same day delivery service, or by a national overnight delivery service, or by facsimile transmission to the parties at the following addresses:

                  A. If to Seller, at its address set forth in the heading to this Agreement, to the attention of Mr. Curtis Deane, Telecopy Number:
212-418-8242, with a copy to: Wolff & Samson, P.A., 5 Becker Farm Road, Roseland, New Jersey 07068, Attention: Dennis Brodkin, Esq., Telecopy Number:
973-740-1407.

                  B. If to Purchaser, at its address set forth in the heading to this Agreement, to the attention of

                  C. If to Escrow Agent, to Wolff & Samson, P.A., 5 Becker Farm Road, Roseland, New Jersey 07068, Attention: Dennis Brodkin, Esq., Telecopy
Number: 973-740- 1407.

                  Any party may designate a different address by written notice to the other party.

                  Notices shall be deemed received (i) on the day of receipt if sent by same day delivery service, (ii) on the second business day after mailing, if sent by certified mail, (iii) on the next business day after mailing if sent by overnight delivery, and (iv) on receipt of facsimile confirmation if sent by facsimile transmission.

         24. REMEDIES.

                  A. If Purchaser shall default in its obligations hereunder, Seller's sole remedy shall be to retain the Deposit as liquidated damages, and not as a penalty, it being agreed that Seller's damages might be impossible to determine, and that the Deposit constitutes a fair and reasonable amount of damages under the circumstances.

                  B. If Seller shall default in its obligations hereunder, Purchaser's sole remedy shall be to either (i) terminate this Agreement, whereupon the Deposit shall be returned to Purchaser or (ii) sue for specific performance.

         25. WAIVER OF CONDITIONS. Purchaser and Seller each shall have the right, in the sole and absolute exercise of its discretion, to waive any of the terms or conditions of this Agreement which are strictly for its benefit and to complete the Closing in accordance with the terms and conditions of this Agreement which have not been so waived.

         26. NO RECORDING. Purchaser shall not record this Agreement or any memorandum or short form hereof in any place or office of public record and any action in violation of this provision shall be deemed a default and shall terminate this Agreement by notice delivered to Purchaser.

         27. SEVERABILITY. The terms, conditions, covenants and provisions of this Agreement shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect, unless such provisions shall relate to the Purchase Price or other monies to be paid hereunder. In such event, Seller, on notice to Purchaser, shall have the right to terminate this Agreement on the date specified in such notice, whereupon neither party shall have any further obligation to the other.

         28. GENDER. As used in this Agreement, the masculine gender shall include the feminine or neuter genders and the neuter gender shall include the masculine or feminine genders, the singular shall include the plural and the plural shall include the singular, wherever appropriate to the context.

         29. ESCROW PROVISIONS.

                  A. The Deposit shall be held in escrow by the Escrow Agent in one or more interest-bearing FDIC insured bank accounts selected by Escrow Agent on the terms hereinafter set forth. All interest earned thereon shall be deemed part of the Deposit.

                  B. When the Closing has occurred, Escrow Agent shall deliver the Deposit to Seller in which event the Deposit, and the interest included therein, shall be applied in reduction of the Purchase Price.

                  C. If Escrow Agent receives a written request for the Deposit signed by Seller stating that Purchaser has defaulted in the performance of its obligations under this Agreement, Escrow Agent shall deliver a copy or copies of such request to Purchaser in accordance with the provisions of Paragraph 23 hereof, and no earlier than the third business day after the receipt of such notice by Purchaser, Escrow Agent shall deliver the Deposit to Seller.

                  D. If Escrow Agent receives a written request signed by Purchaser stating that this Agreement has been canceled or terminated and that Purchaser is entitled to the Deposit, Escrow Agent shall deliver a copy of such request to Seller in accordance with the provisions of Paragraph 23 hereof, and no earlier than the third business day after the receipt of such notice by Seller, Escrow Agent shall deliver the Deposit to Purchaser.

                  E. All mailings and notices from Escrow Agent to Seller and/or Purchaser, or from Purchaser and/or Seller to Escrow Agent, provided for in this Escrow Agreement shall be given in the manner set forth in Paragraph 23 above. All notices from Purchaser and Seller must be given by a person having proper authority to act by and on behalf of such party and shall be duly notarized.

                  F. If Escrow Agent receives written instructions signed by Seller instructing Escrow Agent to pay the Deposit to Purchaser, or if Escrow Agent receives written instructions signed by Purchaser instructing Escrow Agent to pay the Deposit to Seller, Escrow Agent shall deliver the Deposit in accordance with such instructions.

                  G. Notwithstanding the foregoing provisions of (C) and (D) above, if Escrow Agent shall have received a written notice of objection from Seller or Purchaser, or shall have received at any time before actual disbursement of the Deposit a written notice signed by either Seller or Purchaser advising that litigation between Seller and Purchaser over entitlement to the Deposit has been commenced, or shall otherwise believe in good faith at any time that a disagreement or dispute has arisen between the parties hereto over entitlement to the Deposit (whether or not litigation has been instituted), Escrow Agent shall have the right, upon written notice to both Seller and Purchaser, (i) to deposit the Deposit with the Clerk of the Court in which any litigation is pending, and/or (ii) to take such affirmative steps as it may, at its option, elect in order to terminate its duties as Escrow Agent, without limitation, the depositing of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party, and thereupon Escrow Agent shall be released of and from all liability hereunder except for any previous gross negligence or willful default.

                  H. Escrow Agent shall have no duty to invest all or any portion of the Deposit during any period of time Escrow Agent may hold the same prior to disbursement thereof except in one or more interest-bearing accounts as aforesaid, and any disbursements or deliveries of the Deposit required herein to be made by Escrow Agent shall be with such interest, if any, as shall have been earned thereon.

                  I. Purchaser acknowledges that Escrow Agent is also counsel to Seller and shall have the right to represent Seller in any dispute between Seller and Purchaser regarding the disposition of the Deposit or otherwise.

                  J. Escrow Agent shall be under no obligation to deliver any instrument or documents to a court or take any other legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which, in Escrow Agent's opinion, would or might involve it in any cost, expense, loss or liability unless, as often as Escrow Agent may require, Escrow Agent shall be furnished with security and indemnity satisfactory to it against all such costs, expenses, losses or liabilities.

                  K. Escrow Agent shall not be liable for any error in judgment or for any act done or omitted by it in good faith, or for any mistake of fact or law, and is released and exculpated from all liability hereunder except for willful misconduct or gross negligence.

                  L. Escrow Agent's obligations hereunder shall be as a depositary only, and Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any notice, written instructions or other instrument furnished to it or deposited with it, or for the form of execution of any thereof, or for the identity or authority of any person depositing or furnishing same.

                  M. Escrow Agent shall not have any duties or responsibilities except those set forth in this Paragraph 29, and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by it to be genuine, and Escrow Agent may assume that any person purporting to give any notice or advice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so. Seller and Purchaser hereby jointly and severally indemnify and agree to hold and save Escrow Agent harmless from and against any and all loss, damage, cost or expense Escrow Agent may suffer or incur as Escrow Agent hereunder unless caused by its gross negligence or willful default.

                  N. Escrow Agent shall be entitled to consult with counsel in connection with its duties hereunder. Seller and Purchaser agree to reimburse Escrow Agent for all costs and expenses incurred by Escrow Agent in performing its duties as Escrow Agent including, but not limited to, attorneys' fees (either paid to retained attorneys or amounts representing the fair value of legal services rendered to itself).

                  O. The terms and provisions of this Paragraph 29 shall create no right in any person, firm or corporation other than the parties hereto and their respective successors and permitted assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

         30. NO OFFER. The submission of this Agreement for examination does not constitute a reservation of, or an offer for, this Property, and this Agreement shall become effective only upon the full execution by both Seller and Purchaser.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

SIGNED, SEALED AND DELIVERED                   SELLER:
IN THE PRESENCE OF:
                                               BREL ASSOCIATES XIV, L.P.

                                               By:      Real French Fourteen,
Ltd., its
                                                        general partner


-----------------------------
By:_______________________________
                                                        Name:
                                                        Title:


-----------------------------
By:_______________________________
                                                        Name:
                                                        Title:

                                               PURCHASER:




-----------------------------
----------------------------------
                                                        Name: John R. Cali
                                                        Title: Executive Vice
Pres.

                                               ESCROW AGENT:

                                                WOLFF & SAMSON, P.A.


-----------------------------
By:_______________________________
                                                         Name: Dennis Brodkin
                                                         Title: Partner